Exhibit 3.21

For a Wisconsin Limited Liability Company (Ch. 183)

Article 1. Name of the limited liability company:	Quad/Air, LLC

(Must end with “LLC” or contain other appropriate words or abbreviations. See sec. 183.0103, Wis Stats)

Article 2. The limited liability company is organized under Ch. 183 of the Wisconsin Statutes.

Article 3. The management of the limited liability company shall be vested in:	☐ a manager or managers	☒ Its members

Article 4. Name of the registered agent: Thomas A. Quadracci	Article 5. Street address (in Wisconsin) of the registered office: N63 W23075 Main Street Sussex, WI 53089

(NOTICE: Articles of Organization may contain only the above information.)

DFI/CORP/1000(R02/10/03) Use of this template is optional.

DO NOT STAPLE Sec. 183.0203 Wis. Stats.	State of Wisconsin Department of Financial Institutions Division of Corporate and Consumer Services

ARTICLES OF AMENDMENT - LIMITED LIABILITY COMPANY.

Note: Articles of Amendment cannot be filed to add or remove members, managers, organizers or owners of the limited liability company. Member and manager information should be listed in the company’s operating agreement. The operating agreement is not filed with the Department of Financial Institutions.

A.            The present limited liability company name (prior to any change effected by this amendment) is:

Quad/Air, LLC

(Enter Limited Liability Company Name)

Text of Amendment (Refer to the existing articles of organization and the instructions on the reverse of this form. Determine those items to be changed and enter the number identifying the paragraph in the articles of organization being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of organization be amended as follows:

Article 3 shall be amended to state:

“Management of the limited liability company shall be vested in a member or member(s)”

STATE OF WISCONSIN
FILED

NOV 25 2014

DEPARTMENT OF
FINANCIAL INSTITUTIONS

B.            Amendment(s) to the articles of organization was adopted by the vote required by Sec. 183.0404(2).

Wis. Stats.

C. Executed on	November 24, 2014	/s/ Jennifer J. Kent
	(Date)	(Signature)

Title: ☒ Member OR ☐ Manager	Duplainville Transport, Inc. as sole member of
Quad/Air, LCC
(Select and mark (X) the appropriate title)	By: Jennifer J. Kent, Secretary
(Printed name)

This document was drafted by	Natalie Neals
(Name the individual who drafted the document)

FILING FEE - $40.00

DFI/CORP/504(R02/14)